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                                                                    EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement No. 333-104878 of Persistence Software, Inc. and its subsidiaries (the "Company") on Amendment No. 1 of Form S-3 of our reports dated January 24, 2003 (and March 20, 2003 as to the first paragraph of Note 11 and June 12, 2003 as to the second paragraph of Note 11) appearing in the Company's Annual Report on Form 10-K/A for the year ended December 31, 2002 and to the reference to us under the heading "Experts" in the prospectus, which is part of this Registration Statement.

/S/ DELOITTE & TOUCHE LLP
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San Jose, California
August 8, 2003